                    U. S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  FORM 8-K/A

                                CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of earliest event reported) September 24, 2000


                               INVESTAMERICA, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          NEVADA                     0-28303               87-0400797
-------------------------------   --------------        ----------------
(STATE OR OTHER JURISDICTION OF   (COMMISSION            (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)    FILE NUMBER)         IDENTIFICATION NO.)


          1776 Park Avenue, #4, Park City, Utah            84060
        --------------------------------------------     ---------
         (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code 435-615-8801
                                                   -------------

                              Not Applicable
       --------------------------------------------------------------
       (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISTION OR DISPOSITON OF ASSETS.

     On July 7, 2000, the Company consummated the acquisition of Zed Data Systems Corp. ("Zed") pursuant to the terms of (i) a Share Exchange Agreement (the "Exchange Agreement") among the Company, Zed and one shareholder of Zed and (ii) a Share Purchase Agreement (the "Purchase Agreement") among the Company, Zed and the remaining shareholders of Zed. All of the issued and outstanding shares of Zed were owned directly or indirectly by Douglas Smith, President and a director of the Company. Mr. Smith is also the President and a founder of Zed.

     Under the terms of the Exchange Agreement, Smith Shelf Company Limited, a corporation solely owned by Mr. Smith, the holder of approximately 23% of the issued and outstanding shares of Zed Common Stock, exchanged its Zed shares for 50,000 Preferred Shares of Zed. The Zed Preferred Shares are exchangeable for an aggregate of 50,000 shares of Series B Preferred Stock of the Company ("Series B Preferred Stock"). Each share of Series B Preferred Stock, upon issuance, will be convertible into 300 shares of Common Stock of the Company. Therefore, an aggregate of 15,000,000 shares of Common Stock will be issuable upon the conversion of all of the Series B Preferred Stock. In addition, each share of Series B Preferred Stock will have 300 votes (an aggregate of 15,000,000 votes for all of the outstanding Series B Preferred Stock), voting together with the holders of Common Stock and Series A Preferred Stock of the Company as a single class. Based upon the 31,168,857 shares of Common Stock currently issued and outstanding, and giving effect to the conversion of all of the Company's outstanding Series A Preferred Stock into 83,250,000 shares of Common Stock, the holders of Series B Preferred Stock would own approximately 11.6% of the Company's outstanding Common Stock upon conversion of the Series B Preferred Stock (without giving effect to any currently outstanding options and warrants of the Company).

     Under the terms of the Purchase Agreement, the Company acquired all of the remaining issued and outstanding shares of Zed in consideration for a $5,000,000 promissory note of the Company. The note bears interest at the rate of 12% per annum and is payable in 6 equal monthly installments of $715,000 commencing July 31, 2000 followed by one final installment of $710,000 on January 31, 2001. The note is secured by a pledge of the shares of Zed Common Stock acquired by the Company and a security interest in all of the assets of the Company.

     The Company intends to use proceeds from a private offering of equity or debt to pay the note.

     The Company currently has 50,000,000 shares of Common Stock authorized for issuance of which 31,168,857 shares are issued and outstanding. Based on the number of shares of Common Stock that are issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock, the Company does not have a sufficient number of authorized common shares available. The Board of Directors of the Company has approved an amendment to the Company's Articles of Incorporation to increase the number of authorized common shares from 50,000,000 to 200,000,000. Such amendment is subject to approval by the shareholders of the Company. Therefore, the Company intends to call a Special Meeting of Shareholders to consider and vote upon the amendment.

ITEM 7. FINANCIAL STATEMENTS, PRO-FORMS FINANCIAL INFORMATION AND EXHIBITS.

Financial statements are filed herewith.

EXHIBITS

1.1* Share Exchange Agreement, among the Company, Zed and Smith Shelf Company Limited.

1.2* Share Purchase Agreement, among the Company, Zed and the shareholders of Zed named therein.

1.3*  Form of Promissory Note of the Company.

1.4*  Certificate of Designation of Series B Preferred Stock of the Company.

1.5** Zed Data Systems Corp. audited consolidated balance sheets, consolidated statements of operations, shareholders' equity and cash flows

1.6** InvestAmerica, Inc. and Zed Data Systems Corp. unaudited ProForma combined Financial Statements.
______

*filed by Form 8-K on July 24, 2000
**filed herewith

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              INVESTAMERICA, INC.

                                              By: /s/ Douglas Smith
                                              -------------------------
                                              Douglas Smith, President

                                              Dated:  September 26, 2000


                                              By:  /s/ Brian Kitts
                                              --------------------------
                                              Brian Kitts, Secretary

                                              Date:  September 26, 2000

Exhibit 1.5


                                AUDITORS' REPORT


To the Shareholders of
Zed Data Systems Corp.

We have audited the consolidated balance sheets of Zed Data Systems Corp. as at June 30, 2000 and August 31, 1999 and the consolidated statements of operations, shareholders' equity and cash flows for the ten month period ended June 30, 2000 and the year ended August 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Zed Data Systems Corp. as at June 30, 2000 and August 31, 1999 and the results of its operations and its cash flows for the ten month period ended June 30, 2000 and the year ended August 31, 1999 in accordance with Canadian generally accepted accounting principles.

/s/ Deloitte & Touche LLP
-------------------------
Vancouver, Canada
August 17, 2000

                              ZED DATA SYSTEMS CORP
                           CONSOLIDATED BALANCE SHEETS
                          (Expressed in Canadian dollars)




ASSETS
                                                 June 30,   August 31,
                                                     2000         1999
                                              -----------   -----------
Current assets:

Cash                                          $    60,750   $    94,680
Accounts receivable (Note 2)                    1,087,806       405,663
Short-term investments                                  -       280,000
Inventories                                     1,044,982     4,792,056
                                              -----------   -----------
Total current assets                            2,193,538     5,572,399

Property and equipment, net (Note 3)              184,931       202,015
                                              -----------   -----------
Total assets                                  $ 2,378,469   $ 5,774,414
                                              ===========   ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:

Accounts payable and
   accrued liabilities (Note 4)               $ 2,134,452   $ 5,364,700
Notes payable (Note 5)                             65,000       346,897
                                              -----------   -----------
Total current liabilities                       2,199,452     5,711,597
                                              -----------   -----------
Commitments (Note 6)

Shareholders' equity

Common shares (Note 7)                              3,395         3,395
Retained earnings                                 175,622        59,422
                                              -----------   -----------
Total shareholders' equity                        179,017        62,817
                                              -----------   -----------
Total liabilities and shareholders' equity    $ 2,378,469   $ 5,774,414
                                              ===========   ===========


                 See Accompanying Notes to these Financial Statements

                               ZED DATA SYSTEMS CORP
                       CONSOLIDATED STATEMENTS OF OPERATIONS
                          (Expressed in Canadian dollars)




CONSOLIDATED STATEMENTS OF OPERATIONS

                                             Ten months      Year ended
                                         ended June 30,      August 31,
                                                   2000            1999
                                          -------------    -------------
Revenues                                  $   8,867,723    $   2,846,279

Cost of goods sold                            7,771,967        2,106,000
                                          -------------    --------------
Gross profit                                  1,095,756          740,279

Operating expenses:
   General and administrative                 1,009,105        1,143,882
                                          -------------    --------------
Total operating expenses                      1,009,105        1,143,882
                                          -------------    --------------

Earnings (loss) from operations                  86,651         (403,603)


Interest and other income                        29,549           76,332
                                          -------------    --------------
Earnings (loss) before income taxes             116,200         (327,271)


Income taxes (Note 8)                                 -                -

                                          -------------    --------------
Net earnings (loss) for the period        $     116,200    $    (327,271)
                                          =============    ==============


             See Accompanying Notes to these Financial Statements

                               ZED DATA SYSTEMS CORP
                            CONSOLIDATED STATEMENTS OF
                              SHAREHOLDERS' EQUITY
                          (Expressed in Canadian dollars)



CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY


                  Common Shares   Preferred Shares                      Total
                  -------------   ----------------    Retained   Shareholders'
                 Shares  Amount   Shares    Amount    Earnings         Equity
                 ------  ------   ------    ------    --------   ------------
Balance,
August 31, 1998     672 $ 3,395       -   $      -    $ 496,361  $   499,756

Issued               -        -   7,215    721,500            -      721,500
Redeemed             -        -  (7,215)  (721,500)           -     (721,500)
Dividend             -        -       -          -     (109,668)    (109,668)
Net Loss             -        -       -          -     (327,271)    (327,271)
                  ----  -------  ------   ---------   ----------  -----------
Balance,
August 31, 1999    672    3,395       -          -       59,422       62,817

Net Income           -        -       -          -      116,200      116,200
                  ----  -------  ------   ---------   ----------  -----------
Balance,
June 30, 2000      672  $ 3,395       -          -    $ 175,622   $  179,017
                  ====  =======  ======   =========   ==========  ===========



                See Accompanying Notes to these Financial Statements

                              ZED DATA SYSTEMS CORP
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (Expressed in Canadian dollars)


CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                 Ten months
                                                 ended June 30,     August 31,
                                                          2000            1999
                                                --------------   --------------
Cash flows from operating activities:

Net Income (loss) for the period                $   116,200       $   (327,271)
Adjustments to reconcile net income (loss)
to net cash provided by operating activities:

Depreciation                                         50,116             66,046
Write down of investments                                 -                600
Change in operating assets and liabilities:

   Accounts receivable                             (682,143)           244,172
   Inventories                                    3,747,075         (4,407,199)
   Accounts payable                              (3,230,250)         4,607,376
                                                ------------       ------------
Net cash provided by operating activities               998            183,724
                                                ------------       ------------

Cash flows from investing activities:

Purchase of property and equipment                  (56,939)           (51,416)
Proceeds from sale of property and equipment         23,908             43,027
Sale (purchase) of short term investments           280,000           (280,000)
Proceeds from sale of long term investment                -             60,000
                                                ------------       ------------
Net cash provided by (used in)
     investing activities                           246,969           (228,389)
                                                ------------       ------------


Cash flows from financing activities

(Repayment of) proceeds from issuance of
    notes payable                                  (281,897)           127,298
Payment of dividend                                       -           (109,668)
                                                ------------       ------------
Net cash (used in) provided by
    financing activities                           (281,897)            17,630
                                                ------------       ------------
Net decrease in cash                                (33,930)           (27,035)
Cash, beginning of period                            94,680            121,715
                                                ------------       ------------
Cash, end of period                              $   60,750        $    94,680
                                                ============       ============
SUPPLEMENTAL CASH FLOW DISCLOSURE:

Income tax installments paid                     $   22,500        $    27,000
                                                ============       ============
Interest paid                                    $   36,348        $   264,223
                                                ============       ============

             See Accompanying Notes to these Financial Statements

                               Zed DATA SYSTEMS CORP.
                        NOTES TO THE FINANCIAL STATEMENTS
                         (Expressed in Canadian dollars)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The financial statements of Zed Data Systems Corp. ("Zed Data") have been prepared in accordance with Canadian generally accepted accounting principles. There are no material differences between Canadian and United States generally accepted accounting principles ("GAAP") in these consolidated financial statements, except for the information disclosed in Note 11.

Zed Data is a privately owned Vancouver based company specializing in the resale of equipment for Local Area Networks, Wide Area Networks, Fiber Optic Networking and Network Security. Zed Data provides data communications solutions for businesses and organizations across North America. A full spectrum of businesses in the private sector including school districts, universities and stock exchanges, have used the products and services offered by Zed Data.

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All inter-company accounts and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. Estimates are used for, but not limited to, the accounting for doubtful accounts, depreciation and amortization, taxes and contingencies. Actual results may differ from those estimates.

Revenue Recognition

Revenues are recognized upon acceptance of the related product by the customer, when all significant contractual obligations have been satisfied and collection is reasonably assured.

                               Zed DATA SYSTEMS CORP.
                        NOTES TO THE FINANCIAL STATEMENTS
                         (Expressed in Canadian dollars)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Short-term Investments

Cash consists of balances with major Canadian Chartered Banks. As at August 31, 1999, the Company's short-term investments consisted solely of held-to-maturity investments and their carrying value was substantially the same as their market value.

Fair Value of Financial Instruments

At June 30, 2000 and August 31, 1999, the Company has the following financial instruments: cash and cash equivalents, short-term investments, accounts receivable, accounts payable and accrued liabilities and notes payable. The carrying value of cash and cash equivalents, short-term investments, accounts receivable, accounts payable and accrued liabilities and notes payable approximates their fair value based on their liquidity and/or short-term nature.

Inventories

Inventories are valued at the lower of cost or net realizable value and are accounted for using the specific cost method. Management performs periodic assessments to determine the existence of obsolete, slow moving and non-salable inventories, and records necessary provisions to reduce such inventories to net realizable value.

Zed Data reserves a portion of its inventory book value to account for anticipated inability to sell some products at a net realizable value greater than their recorded cost. Products in Zed Data's inventory that are no longer being sold are fully reserved. All inventory reserves are recognized as a component of cost of goods sold.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. The carrying value of property and equipment is reviewed periodically for any impairment in value. Depreciation of property and equipment is provided using the following rates and methods:

Computer and test equipment        30% declining balance
Computer software                   2 years straight line
Office furniture and equipment     20% declining balance

Leasehold improvements are amortized over the shorter of the lease term or estimated useful life.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash, short-term investments and accounts receivable. Cash is custodied with high-quality financial institutions and short term investments are made in investment grade securities to mitigate exposure to credit risk. The Company had revenues from two customers during the 10 months ended June 30, 2000 that accounted for 77% of equipment sales and services. No one customer accounted for more than 10% of revenues during the year ended August 31, 1999. One customer accounted for 54% of trade accounts receivable as at June 30, 2000 (Nil% as of August 31, 1999).

Foreign Currency Translation

The functional currency of the Company and its subsidiaries is the Canadian dollar. Assets and liabilities denominated in other than the Canadian dollars are translated using the exchange rates prevailing at the balance sheet date. Revenues and expenses are translated using average exchange rates prevailing during the period. Gains and losses on foreign currency transactions and translation are recorded in the statements of operations.

Advertising

The Company expenses advertising costs as they are incurred. Advertising expense is included in general and administrative operating expenses and amounts to $5,539 and $8,003 in 2000 and 1999, respectively.

Income Taxes

The Company accounts for income taxes using a liability approach under which deferred income taxes are provided based on enacted tax laws and rates. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

Segmented Information

The Company is principally engaged in providing data communications solutions within North America. Accordingly, the Company considers itself to be in a single industry and geographic segment.

                               Zed DATA SYSTEMS CORP.
                        NOTES TO THE FINANCIAL STATEMENTS
                         (Expressed in Canadian dollars)


2.  ACCOUNTS RECEIVABLE


                                      June 30,      August 31,
                                          2000           1999
                                      --------      ----------
Trade accounts receivable            $   944,064    $  226,940
Sales taxes receivable                    82,422        77,257
Note receivable                           14,654        16,571
Income taxes receivable                   49,500        54,000
Other accounts receivable                  7,765        37,664
Allowance for doubtful accounts          (10,599)       (6,769)
                                     ------------   -----------
Accounts receivable                  $ 1,087,806    $  405,663
                                     ===========    ===========

3.  PROPERTY AND EQUIPMENT



                                      June 30,      August 31,
                                          2000            1999
                                      --------      ----------

Cost:
   Computer and test equipment       $  489,288     $  513,204
   Computer software                     34,916         19,215
   Office furniture and equipment       125,322        154,098
   Leasehold improvements                36,476         36,476
                                     ----------     ----------
                                        686,002        722,993

Less accumulated depreciation:
   Computer and test equipment          350,351        355,091
   Computer software                     23,514          18,061
   Office furniture and equipment        90,861         111,666
   Leasehold Improvements                36,345          36,160
                                     ----------      ----------
                                        501,071         520,978
                                     ----------      ----------
                                     $  184,931      $  202,015


                               Zed DATA SYSTEMS CORP.
                        NOTES TO THE FINANCIAL STATEMENTS
                         (Expressed in Canadian dollars)

4.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The components of accounts payable and accrued liabilities were as follows:



                                      June 30,      August 31,
                                          2000           1999
                                      --------      ----------

Trade accounts payable               $ 1,940,687    $ 4,974,936
Sales taxes                                8,196          9,077
Accrued compensation                     127,440         29,193
Other accounts payable                         -        163,291
Dividends payable                              -        109,668
Accrued interest                          58,129         78,535
                                     -----------    -----------
Accounts payable and
       accrued liabilities           $ 2,134,452    $ 5,364,700




5.  NOTES PAYABLE


                                      June 30,      August 31,
                                          2000           1999
                                      --------      ----------
Global Futures Corporation           $   65,000     $   65,000
Ewing Consulting Corp                         -        167,298
Plum Equity (VCC) Corp                        -        100,000
Due to shareholder                            -         14,599
                                     ----------     ----------
Notes payable                        $   65,000     $  346,897



The note payable to Global Futures Corporation bears interest at 10% per annum, has no fixed repayment terms, is unsecured and is due on demand.

The note payable to Ewing Consulting Corp. ("Ewing"), a related party with a shareholder in common, accrues interest at 12% per annum, is due on demand without fixed repayment terms and is unsecured. The note was fully repaid by Zed Data during 2000.

The note payable to Plum Equity (VCC) Corp. ("Plum"), a related party with a shareholder in common, bears interest at 12% per annum, is due on demand, has no fixed repayment terms and is secured by agreement pursuant to the Personal Property Security Act (B.C.). Zed Data fully repaid the note in October 1999.

The amount due to shareholder is due on demand and does not bear interest. The amount was repaid by Zed Data in 1999.

                               Zed DATA SYSTEMS CORP.
                        NOTES TO THE FINANCIAL STATEMENTS
                         (Expressed in Canadian dollars)


6.  COMMITMENTS

Operating Leases

The Company leases office facilities and certain equipment under operating leases. Future minimum operating lease payments for the years ending August 31 pursuant to leases outstanding as at June 30, 2000 are due as follows:



2001                           $  97,202

2002                              97,202

2003                              97,202

2004                              97,202

2005                              97,202
                              ----------
                               $ 486,010


Rent expense totaled approximately $73,777 for the 10 months ended June 30, 2000, and $91,356 for the year ended August 31, 1999.

7.  SHAREHOLDERS' EQUITY


                                             June 30,      August 31,
                                                 2000           1999
                                             --------     ----------
Authorized

1,000   Class " A " redeemable, retractable,
        non-voting preferred shares with a par
        value of $l,OOO each, cumulative at
        12% per annum

1,000   Class "B" redeemable, retractable,
        non-voting preferred shares with a par
        value of$1.00 each, cumulative at
        12% per annum

20,000  Class "C" redeemable, retractable,
        non-voting preferred shares with a par
        value of $0.10 each, cumulative at
        5% per annum

8,000   Common shares without par value

Issued and outstanding

672 Common shares                            $  3,395      $  3,395
                                             ========      ========


During the year ended August 31, 1999 the Company issued and subsequently redeemed 7,215 Class "C" preferred shares as described in Note 10.

8.  INCOME TAXES

Deferred income taxes result principally from temporary differences in the recognition of certain revenue and expense items for financial and income tax reporting purposes. Significant components of the Company's deferred tax assets and liabilities as of June 30, 2000 and August 31, 1999 are as follows:



                                             June 30,      August 31,
                                                 2000           1999
                                             --------     ----------
Deferred income tax assets
  Net operating tax loss
  carry-forwards                             $  31,514    $  54,705
Book and tax base differences
  on assets                                     10,600       12,114
                                             ----------   ----------
Total deferred income tax assets                42,114       66,819
 Valuation allowance for deferred
 income tax assets                             (42,114)     (66,819)
                                             ---------    ----------
Net deferred income tax assets               $       -    $       -
                                             =========    ==========


Due to the uncertainty surrounding the realization of the deferred income tax assets in future income tax returns, the Company has a recognized 100% valuation allowance against its deferred income tax assets.

As of June 30, 2000, the Company has Canadian tax loss carry-forwards of approximately $177,245 available to reduce future years' income for tax purposes. These carry-forward losses expire in 2006.





9.  RELATED PARTY TRANSACTIONS

Year ended June 30, 2000:

The Company loaned $44,065 to Optica Communications Inc. ("Optica"), a related party with a shareholder in common. Of this amount, Optica repaid $37,903, including accrued interest. At year end, $6,309 remained outstanding in other accounts receivable.

The Company loaned $165,000 to Plum. During the year, Plum repaid this amount plus $745 of interest. The Company also borrowed and repaid $175,000 from Plum during the period and made total interest payments of $16,427.
At year end, no amounts remain outstanding between the parties.

The Company made interest payments to Ewing of $13,856 and principal repayments in respect of notes payable to Ewing of $405,973. At year end, no amounts remain owing to Ewing. Zed Data paid $205,193 in management fees to Ewing during the period.

                               Zed DATA SYSTEMS CORP.
                        NOTES TO THE FINANCIAL STATEMENTS
                         (Expressed in Canadian dollars)


9.  RELATED PARTY TRANSACTIONS (Continued)

Year ended August 31, 1999:

The Company loaned $531,727 to Ewing. Ewing repaid this amount plus $17,475 of interest during the year. The Company also borrowed $1,021,301 from Ewing and made total interest payments of $224,972 and principal repayments of $854,003. At year end $167,298 of principal and $5,618 of accrued interest remained outstanding in notes payable. Zed Data also sold Ewing 42,857 of Plum for $60,000, their cost amount. Zed Data paid $14,360 in management fees to Ewing.

During the year, Zed Data entered into a transaction with Ewing to purchase 406,443 shares of Accel Financial Group ("AFG") shares at their fair value of $963,301. In consideration for the shares, Ewing received a promissory note in the amount of $241,801 and 7,215 Class "C" preferred shares of Zed Data with a redemption value of $100 each. The preferred shares were redeemed by Ewing in exchange for a promissory note for $721,500. Both promissory notes were subsequently repaid by the Company after disposal of the AFG shares for total proceeds of $1,216,108.

10.  THE EFFECT OF APPLYING UNITED STATES GAAP

The Company's accounting policies are consistent in all material respects with United States GAAP.

Comprehensive income

Under Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS 130"), the Company is required to report total comprehensive income. Comprehensive income is defined as changes in stockholders' equity exclusive of transactions with owners such as capital contributions and dividends. The Company has no comprehensive income items, other than the net income or loss in any of the periods presented.

Impairment of long-lived assets

The Company makes reviews for the impairment of long-lived assets including goodwill and other intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.
Under Statement of Financial Accounting Standard ("SFAS") No. 121, an impairment loss would be recognized when estimates of undiscounted future cash flows expected to result from the use of an asset and its eventual disposition are less than its carrying amount. No such impairment losses have been identified by the Company for the 10 months ended June 30, 2000 and the year ended August 31, 1999.

                               Zed DATA SYSTEMS CORP.
                        NOTES TO THE FINANCIAL STATEMENTS
                         (Expressed in Canadian dollars)


10.  THE EFFECT OF APPLYING UNITED STATES GAAP (Continued)

Recent Pronouncements

In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which establishes accounting and reporting standards for derivative instruments and hedging activities. The Statement will require the recognition of all derivatives on the Company's consolidated balance sheet at fair value. The FASB has subsequently delayed implementation of the standard to the financial years beginning after June 15, 2000. The Company expects to adopt the new Statement effective January 1, 2001.
The impact on the Company's financial statements is not expected to be material.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB No. 101). SAB No. 101, which is effective in the fourth quarter of 2000, provides guidance on the recognition, presentation, and disclosure of revenue in financial statements of all public companies. Management does not expect that the adoption of SAB 101 will have a significant effect on the Company's results of operations or financial position.

In March 2000, the FASB issued FASB Interpretation No. 44 ("FIN 44"), "Accounting for Certain Transactions Involving Stock Compensation."
The Company will be required to adopt FIN 44 effective July 1, 2000 with respect to certain provisions applicable to new awards, exchanges of awards in a business combination, modifications to outstanding awards, and changes in grantee status that occur on or after that date. FIN 44 addresses practice issues related to the application of Accounting Practice Bulletin Opinion No. 25, "Accounting for Stock issued to Employees." The Company does not expect the application of FIN 44 to have a material impact on its financial position or results of operations.


11.  SUBSEQUENT EVENTS

On July 7, 2000 Zed Data was acquired by InvestAmerica, Inc. ("InvestAmerica") pursuant to a Share Exchange Agreement and a Share Purchase Agreement. As part of the transaction, Zed Data was reorganized by the creation and issuance to a shareholder of 50,000 Preferred Shares, which are exchangeable for an aggregate of 50,000 shares of Series B Preferred Stock of InvestAmerica. Each share of Series B Preferred
Stock, upon issuance, will have 300 votes and will be convertible into 300 common shares of InvestAmerica. Under terms of the Purchase Agreement, InvestAmerica acquired all the remaining and issued outstanding shares of Zed Data in consideration for a $5,000,000 promissory note of InvestAmerica payable in installments prior to January 31, 2001.

Exhibit 1.6

             UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

       The following unaudited pro forma combined financial statements are presented assuming the merger will be accounted for as a pooling of interests. Under this method of accounting, the companies are treated as if they had always been combined for accounting and financial reporting purposes. These unaudited pro forma financial statements and accompanying notes of InvestAmerica, Inc. and Zed Data Systems Corp. have been incorporated by reference into this document.

     The unaudited pro forma combined financial information is presented for illustration purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed at the dates indicated. The information does not necessarily indicate the future operating results or financial position of the combined company.

     The unaudited pro forma financial data was prepared by adding or combining the historical amounts of each company and adjusting the combined amounts for significant differences in accounting methods used by each company. These adjustments are described in the accompanying notes to the financial statements. The unaudited pro forma combined balance sheet was prepared by combining the balance sheets of InvestAmerica, Inc. and Zed Data Systems at June 30, 2000, giving effect to the merger as if it had occurred as of June 30, 2000. The unaudited pro forma combined statements of income give effect to the merger as if it had occurred at the beginning of the earliest period presented, combining the results of InvestAmerica, Inc. for the year ended September 30, 1999, with that of Zed Data Systems for the year ended August 31, 1999 and results of InvestAmerica, Inc. for the nine months ended June 30, 2000, with that of Zed Data Systems for the nine months ended May 31, 2000. The terms of the merger specify all of the outstanding shares of Zed Data Systems will be exchanged for 50,000 shares of InvestAmerica, Inc. preferred stock. These shares have a conversion right into 15,000,000 shares of InvestAmerica, Inc. common stock. This exchange ratio (15,000,000 shares of common stock) was used in computing certain of the pro forma adjustments and in computing share and per share amounts in the accompanying unaudited pro forma financial information.

     The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achievable with respect to the combined companies. The pro forma adjustments do not include any adjustments to historical sales for any future price changes nor any adjustments to selling or marketing expenses for any future operating changes.

     The pro forma amounts pertaining to the Zed Data Systems entity in the unaudited pro forma combined financial statements are expressed in U.S. dollars and translated at the noon buying rate on June 30, 2000 which was $1.00 US to $1.4806 Canadian for the June 30, 2000 balance sheet and a mix of average historical rates for the statements of income for the respective periods.

               INVESTAMERICA, INC. and ZED DATA SYSTEMS CORP.
                     Pro Forma Combined Balance Sheet



                                   Historical
                                     As at
                                 June 30, 2000
                         ----------------------------  Pro Forma
                                          Zed Data     Adjustment  Pro Forma
                         InvestAmerica    Systems      Note 3(a)   Combined

ASSETS
Current Cash
Cash                     $     318,121    $    41,031    $          $   359,152
Accounts
  Receivable - Net                   -        734,706                   734,706
Inventory                            -        705,783                   705,783
Inventory
Stock Subscription
   Receivable                 600,000               -                   600,000
                        -------------     -----------               -----------
Total Current Assets          918,121       1,481,520                 2,399,641

Property and
   Equipment - Net             36,421         124,902                   161,323

Investment in
   Unconsolidated
   Business                 4,000,000               -                 4,000,000
                        -------------     -----------               -----------
Total Assets            $   4,954,542     $ 1,606,422               $ 6,560,964
                        =============     ===========               ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities

Debt Maturing Within
   One Year             $     21,020      $    43,901    5,000,000  $ 5,064,921

Account Payable
  and Accrued
  Expenses                    27,874        1,441,612                 1,469,486
                        ------------      -----------               -----------
Total Current
   Liabilities                48,894        1,485,513                 6,534,407
                        ------------      -----------                ----------
Long-term Debt             1,981,621                -                 1,981,621
                        ------------      -----------                ----------
Shareholders' Equity

Preferred Shares                 450                -            50         500
Common Shares                 31,118            2,883         2,883      31,118
Additional Paid-In
   Capital                14,503,905                -     4,997,167   9,506,738
Retained Earnings
   (Accumulated Deficit) (11,611,446)         118,026               (11,493,420)
                        -------------     -----------               ------------
Total shareholders'
   Equity                  2,924,207          120,909             -  (1,955,064)


Total Liabilities and
   Shareholders' Equity $  4,954,542      $ 1,606,422               $ 6,560,964
                        ============      ===========               ============

The accompanying notes are an integral part of the unaudited pro forma combined financial statements

                INVESTAMERICA, INC. and ZED DATA SYSTEMS CORP.
                     Pro Forma Combined Statement of Income


                                Historical for the
                                Nine Months Ended
                          ----------------------------
                          June 30, 2000   May 31, 2000
                          -------------   ------------  Pro Forma
                                          Zed Data      Adjustment  Pro Forma
                         InvestAmerica    Systems       Note 3(b)   Combined

Operating Revenues       $          -     $  5,846,243  $         $  5,846,243
Operating Expenses          2,239,091        5,778,217               8,017,308
                         ------------     ------------            ------------
Operating Income
     (Loss)                (2,239,091)          68,026              (2,171,065)

Other Income
     (Expense) - Net          810,206           30,039                 840,245
                         ------------     ------------            ------------

Net Income (Loss)        $ (1,428,885)    $     98,065  $      -  $ (1,330,820)
                         =============    ============            =============
Basic Earning Per
Common Shares
Net Income (Loss)
Per Share                $      (0.07)    $                       $      (0.01)
                         =============                            =============
Weighted Average
Shares Outstanding         20,469,073       20,469,073               20,469,073
                         =============    ============            =============
Diluted Earning Per
Common Share
Net Income (Loss)
Per Share                $     (0.01)     $         -             $      (0.01)
                         ============                             =============
Weighted Average
Shares Outstanding       103,719,073       103,719,073  15,000,000  118,719,073



The accompanying notes are an integral part of the unaudited pro forma combined financial statements

                 INVESTAMERICA, INC. and ZED DATA SYSTEMS CORP.
                     Pro Forma Combined Statement of Income


                               Historical for the
                                Twelve Months Ended
                          ----------------------------
                          Sept 30, 1999   Aug 31, 1999
                          -------------   ------------  Pro Forma
                                          Zed Data      Adjustment  Pro Forma
                         InvestAmerica    Systems       Note 3(b)   Combined

Operating Revenues       $          -     $  1,888,956  $         $  1,888,956
Operating Expenses            256,865        2,156,810               2,413,675
                         ------------     ------------            ------------
Operating Income
     (Loss)                  (256,865)        (267,854)               (524,719)

Other Income
     (Expense) - Net       (6,991,348)          50,658              (6,940,690)
                         -------------     ------------            ------------

Net (Loss)               $ (7,248,213)    $   (217,196) $      -  $ (7,465,409)
                         =============    =============           =============
Basic Earning Per
Common Shares
Net Income (Loss)
Per Share                $      (0.74)    $      (0.02)           $      (0.76)
                         =============    =============           =============
Weighted Average
Shares Outstanding          9,790,443        9,790,443                9,790,443
                         =============    =============           =============
Diluted Earning Per
Common Share
Net Income (Loss)
Per Share                $     (0.74)     $       (0.02)          $      (0.30)
                         ============     ==============          =============
Weighted Average
Shares Outstanding          9,790,443         9,790,443  15,000,000 24,790,443



The accompanying notes are an integral part of the unaudited pro forma combined financial statements

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENT


Note 1 - Reclassifications

    Reclassifications have been made to the historical financial statements to conform to the presentation expected to be used by the combined company.

Note 2 - Exchange Ratio

    The terms of the merger agreement specify all of the outstanding shares of Zed Data Systems Corp. will be converted into 50,000 preferred shares of combined company stock. These preferred shares are convertible into 15,000,000 common shares of the combined company's common stock. This exchange ratio was used in computing share and per share amounts in the accompanying pro forma financial information.

Note 3 - Pro Forma Adjustments

(a) A pro forma adjustment had been made to reflect the issuance of 50,000 shares of combined company preferred stock in exchange for all of the shares of Zed Data Systems as per the exchange ratio in Note 2 above. The adjustment also reflects the issuance of a $5,000,000, 12% annual interest promissory note payable in six monthly installments of $715,000 commencing July 31, 2000 plus a final installment of $715,000 on January 31, 2001. Interest to be paid separately.

(b) Pro forma adjustments have been made in all periods presented to the number of weighted average shares outstanding used in the calculation of basic and diluted earnings per share. The number of weighted average shares outstanding reflects the conversion of shares and share equivalents of Zed Data Systems common into combined company common stock after giving effect to conversion from preferred stock to common stock in accordance with the merger agreement.

(c) There are no significant inter-company transactions between InvestAmerica, Inc. and Zed Data Systems.